FOR IMMEDIATE RELEASE
For More Information:
Ronald L. Thigpen                            John Marsh
Executive Vice President and COO             President
Southeastern Bank Financial Corp.            Marsh Communications LLC
706-481-1014                                 770-458-7553


         Southeastern Bank Financial Corp. Reports $7.6 Million Profit
                                    for 2008

AUGUSTA, Ga., Jan. 30, 2009 - Southeastern Bank Financial Corp. (OTCBB:SBFC), the holding company for Georgia Bank & Trust Company of Augusta (GB&T) and Southern Bank & Trust (SB&T), today reported quarterly net income of $660,139, or $0.11 in diluted earnings per share, for the three months ended Dec. 31, 2008, compared to net income of $2.7 million, or $0.44 in diluted earnings per share, in the fourth quarter of 2007. For the full year, the company reported net income of $7.6 million, or $1.26 in diluted earnings per share, compared to net income of $11.8 million, or $1.95 in diluted earnings per share, for 2007.

"We are pleased to report, in a year of unprecedented economic turmoil, we have achieved another consecutive quarter of positive earnings and finished the year with earnings in excess of $7.5 million. Our Board and Management are very pleased with this result." said R. Daniel Blanton, president and chief executive officer. "While we are not immune to the current economic conditions, we enter 2009 well-capitalized and positioned to continue to grow and serve our markets."

At Dec. 31, 2008, total assets were $1.4 billion, an increase of $198.1 million, or 16.3 percent, from Dec. 31, 2007. The company's SB&T subsidiary closed the fourth quarter of 2008 with more than $123 million in total assets, reflecting growth of $37 million, or 43.8 percent, since Dec. 31, 2007.


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
Loans outstanding at the end of the fourth quarter of 2008 were $1.0 billion, an increase of 13.9 percent from Dec. 31, 2007. Total deposits at Dec. 31, 2008, were $1.1 billion, an increase of 19.7 percent from the same period a year ago. Cash and cash equivalents totaled $37.8 million at the end of the fourth quarter, an increase of $12.7 million from Dec. 31, 2007.

Nonperforming assets at Dec. 31, 2008, were 2.88 percent of total assets, compared to 2.78 percent at Sept. 30, 2008, and 0.45 percent at Dec. 31, 2007. Net charge-offs for the fourth quarter of 2008 totaled 0.28 percent of average loans, compared to 0.30 percent in the third quarter of 2008 and 0.14 percent in the fourth quarter of 2007. The company held $5.7 million in other real estate
(ORE) at Dec. 31, 2008, compared to $377,000 at Sept. 30, 2008, and none at Dec. 31, 2007.

"We have aggressively addressed our asset quality issues and have taken the appropriate action to writedown these assets. In this regard, we increased our loan-loss provision significantly in the fourth quarter in response to the ongoing stagnation in the real estate market," said Blanton. "We will continue to monitor the situation closely and make adjustments as necessary."

The provision for loan losses totaled $4.1 million for the fourth quarter of 2008, compared to $2.1 million in the third quarter of 2008 and $1.2 million in the fourth quarter of 2007. As a result, the allowance for loan losses increased to $14.7 million at Dec. 31, 2008, from $13.5 million at Sept. 30, 2008, and $11.8 million at Dec. 31, 2007.

Net interest income for the fourth quarter of 2008 was $10.1 million, an increase of $162,000 from the same period a year ago. Noninterest income for the quarter was $3.9 million, compared with $4.1 million in the fourth quarter of 2007. Noninterest expense in the fourth quarter of 2008 increased $355,878 from a year ago, to $9.2 million.


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
Return on average assets (ROA) was 0.19 percent for the fourth quarter of 2008, and return on average shareholders' equity (ROE) was 2.87 percent. The company's net interest margin was 2.99 percent, compared to 3.04 percent at Sept. 30, 2008, and 3.60 percent a year ago.

Net interest income for the 12 months ended Dec. 31, 2008, was .40.2 million, compared to $38.2 million for all of 2007. Noninterest income in 2008 was $16.7 million, compared to $16.2 million in 2007. Noninterest expense for the full year totaled $36.8 million, compared to $32.5 million in 2007, reflecting costs associated with operating two additional SB&T branches, one additional GB&T branch and the company's new operations center.

"The general economic outlook for 2009 continues to remain uncertain." said Blanton. "While this will require us to continue to closely manage the bank day-by-day, we will not lose sight of our long-term mission for the company. Our focus will remain on serving our customers and our communities through our conservative style of banking, and expanding our banking franchise through organic growth in markets we know well."

About  Southeastern  Bank  Financial  Corp.
Southeastern Bank Financial Corp. is the $1.4 billion-asset bank holding company of Georgia Bank & Trust Company of Augusta (GB&T) and Southern Bank & Trust (SB&T). GB&T is the largest locally owned and operated community bank in the Augusta metro market, with nine full-service Augusta-area offices and offices in Athens, Ga., and Greenville, S.C. SB&T is a federally chartered thrift serving the Aiken County, S.C., market, with three full-service offices. The company also has mortgage operations in Augusta and Savannah. The banks focus primarily on real estate, commercial and consumer loans to individuals, small to medium-sized businesses and professionals, and also provide wealth management and trust services. The company's common stock is publicly traded on the OTC Bulletin Board under the symbol SBFC. For more information, please visit the company's Web site, www.georgiabankandtrust.com.


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
Safe  Harbor  Statement  -  Forward-Looking  Statements
Statements made in this release by Southeastern Bank Financial Corporation (The Company) other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made based upon management's belief as well as assumptions made by, and information currently available to, management pursuant to "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The Company's actual results may differ materially from the results anticipated in forward-looking statements due to a variety of factors, including: unanticipated changes in the Bank's local economy and in the national economy; governmental monetary and fiscal policies; deposit levels, loan demand, loan collateral values and securities portfolio values; difficulties in interest rate risk management; difficulties in operating in a variety of geographic areas; the effects of competition in the banking business; changes in governmental regulation relating to the banking industry, including regulations relating to branching and acquisitions; failure of assumptions underlying the establishment of reserves for loan losses, including the value of collateral underlying delinquent loans; and other factors. The Company cautions that such factors are not exclusive. The Company does not undertake to update any forward-looking statement that may be made from time to time by, or on behalf of, the Company.


                                      ###


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

      SOUTHEASTERN BANK FINANCIAL CORPORATION STOCKTICKERAND SUBSIDIARIES

                          Consolidated Balance Sheets

                                                          December 31,
                                                              2008        December 31,
                   Assets                                 (Unaudited)         2007
                                                        ---------------  ---------------
Cash and due from banks                                 $   24,859,620   $   24,557,517
Federal funds sold                                           9,780,000                -
Interest-bearing deposits in other banks                     3,128,043          500,031
                                                        ---------------  ---------------
        Cash and cash equivalents                           37,767,663       25,057,548

Investment securities
  Available-for-sale                                       299,339,182      245,428,825
  Held-to-maturity, at cost (fair values of
    697,977 and $1,467,032, respectively)                      689,128        1,435,178

Loans held for sale                                         18,955,283       11,303,098

Loans                                                      986,830,706      871,439,789
  Less allowance for loan losses                           (14,742,339)     (11,800,163)
                                                        ---------------  ---------------
        Loans, net                                         972,088,367      859,639,626

Premises and equipment, net                                 33,959,975       32,612,246
Accrued interest receivable                                  7,085,348        7,416,257
Bank-owned life insurance                                   17,368,065       16,660,485
Restricted equity securities                                 6,571,485        5,059,781
Other real estate owned                                      5,733,775                -
Other assets                                                11,480,316        8,366,957
                                                        ---------------  ---------------

                                                        $1,411,038,587   $1,212,980,001
                                                        ===============  ===============

     Liabilities and Stockholders' Equity

Deposits
    Noninterest-bearing                                 $  111,291,359   $  101,272,104
    Interest-bearing:
      NOW accounts                                         166,560,715      132,185,890
      Savings                                              247,249,303      289,730,991
      Money management accounts                             50,404,031       73,609,269
      Time deposits over $100,000                          385,439,375      243,500,864
      Other time deposits                                  178,607,605      111,867,272
                                                        ---------------  ---------------
                                                         1,139,552,388      952,166,390

Federal funds purchased and securities sold
  under repurchase agreements                               62,552,922       81,165,423
Advances from Federal Home Loan Bank                        84,000,000       59,000,000
Other borrowed funds                                                 -          500,000
Accrued interest payable and other liabilities              10,282,777       10,390,373
Subordinated debentures                                     20,000,000       20,000,000
                                                        ---------------  ---------------

        Total liabilities                                1,316,388,087    1,123,222,186
                                                        ---------------  ---------------

Stockholders' equity:
  Common stock, $3.00 par value; 10,000,000 shares
    authorized; 5,987,674 and 5,976,811 shares issued in
    2008 and 2007, respectively; 5,987,674 and 5,967,536
    shares outstanding in 2008 and 2007, respectively       17,963,022       16,300,842
  Additional paid-in capital                                55,188,533       39,517,286
  Retained earnings                                         21,455,152       34,228,272
  Treasury stock, at cost; 0 and 9,275 shares in
    2008 and 2007, respectively                                      -         (316,800)
  Accumulated other comprehensive income, net                   43,793           28,215
                                                        ---------------  ---------------

        Total stockholders' equity                          94,650,500       89,757,815
                                                        ---------------  ---------------

                                                        $1,411,038,587   $1,212,980,001
                                                        ===============  ===============


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

            SOUTHEASTERN BANK FINANCIAL CORPORATION AND SUBSIDIARIES

                       Consolidated Statements of Income

                                  (Unaudited)

                                                Three Months Ended         Twelve Months Ended
                                                    December 31,               December 31,
                                             -------------------------  --------------------------
                                                 2008         2007          2008          2007
                                             ------------  -----------  ------------  ------------
Interest income:
  Loans, including fees                      $15,084,282   $17,177,340  $61,567,685   $66,218,994
  Investment securities                        3,647,671     3,274,139   13,591,110    11,822,785
  Federal funds sold                              95,101       210,439      470,004     1,112,162
  Interest-bearing deposits in other banks        27,401         6,679       45,820        26,859
                                             ------------  -----------  ------------  ------------
    Total interest income                     18,854,455    20,668,597   75,674,619    79,180,800
                                             ------------  -----------  ------------  ------------

Interest expense:
  Deposits                                     7,477,985     8,800,990   30,016,988    33,146,628
  Federal funds purchased and securities sold
    under repurchase agreements                  157,497       805,176    1,317,190     3,304,803
  Other borrowings                             1,083,126     1,089,361    4,155,080     4,480,215
                                             ------------  -----------  ------------  ------------
    Total interest expense                     8,718,608    10,695,527   35,489,258    40,931,646
                                             ------------  -----------  ------------  ------------

    Net interest income                       10,135,847     9,973,070   40,185,361    38,249,154

Provision for loan losses                      4,058,425     1,215,666    9,054,700     3,823,085
                                             ------------  -----------  ------------  ------------

    Net interest income after provision
      for loan losses                          6,077,422     8,757,404   31,130,661    34,426,069
                                             ------------  -----------  ------------  ------------

Noninterest income:
  Service charges and fees on deposits         1,845,125     1,755,161    7,291,075     6,408,801
  Gain on sales of loans                       1,382,179     1,230,781    5,747,255     5,185,316
  Gain on sale of fixed assets                     1,865        17,057        8,626     1,048,821
  Investment securities (losses) gains, net     (166,084)        8,099      (77,467)     (236,916)
  Retail investment income                       254,777       372,926    1,095,692     1,267,408
  Trust service fees                             261,703       302,022    1,134,330     1,131,631
  Increase in cash surrender value of
    bank-owned life insurance                    159,319       183,562      707,580       678,432
  Miscellaneous income                           146,743       187,416      798,392       684,409
                                             ------------  -----------  ------------  ------------
    Total noninterest income                   3,885,627     4,057,024   16,705,483    16,167,902
                                             ------------  -----------  ------------  ------------

Noninterest expense:
  Salaries and other personnel expense         5,096,572     5,014,477   20,852,094    19,343,508
  Occupancy expenses                           1,220,810     1,108,808    4,373,482     3,456,967
  Other operating expenses                     2,885,154     2,723,373   11,526,775     9,708,147
                                             ------------  -----------  ------------  ------------
    Total noninterest expense                  9,202,536     8,846,658   36,752,351    32,508,622
                                             ------------  -----------  ------------  ------------

    Income before income taxes                   760,513     3,967,770   11,083,793    18,085,349

Income tax expense                               100,374     1,289,648    3,505,492     6,320,726
                                             ------------  -----------  ------------  ------------

    Net income                               $   660,139   $ 2,678,122  $ 7,578,301   $11,764,623
                                             ============  ===========  ============  ============

Basic net income per share                   $      0.11   $      0.45  $      1.27   $      1.97
                                             ============  ===========  ============  ============

Diluted net income per share                 $      0.11   $      0.44  $      1.26   $      1.95
                                             ============  ===========  ============  ============

Weighted average common shares outstanding     5,987,674     5,967,805    5,972,429     5,972,793
                                             ============  ===========  ============  ============

Weighted average number of common and
  common equivalent shares outstanding         6,013,299     6,033,291    6,011,689     6,044,871
                                             ============  ===========  ============  ============


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